                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report, dated April 26, 2001 on the combined statements of income, shareholders' equity, and cash flows of the Business Acquired by Asbury Automotive Oregon L.L.C. (Thomason Auto Group) for the period from January 1, 1999 through December 9, 1999, (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/ ARTHUR ANDERSEN LLP

New York, New York
February 21, 2002